UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 28, 2017, PHH Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with EJF Capital LLC, EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities GP, LLC (collectively, “EJF”).

Under the terms of the Agreement, the Company agreed to nominate Mr. James C. Neuhauser and Mr. Kevin Stein (each of Mr. Neuhauser and Mr. Stein, or his replacement selected in accordance with the Agreement, an “Investor Nominee”) for election to the Company’s board of directors (the “Board”) at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), subject to the terms of the Agreement. In addition, effective as of the date of the Agreement, the Company appointed each of the Investor Nominees to serve as an observer to the Board until the 2017 Annual Meeting. If the Investor Nominees are elected to the Board at the 2017 Annual Meeting, the Company has agreed that at least one Investor Nominee will serve on each of the Board’s committees from the 2017 Annual Meeting until the thirtieth day prior to the deadline for submission of stockholder nominations and proposals in accordance with the Company’s by-laws for the 2018 Annual Meeting of Stockholders (the “Commitment Period”). The Company also agreed that the Board’s size shall remain at seven (7) directors throughout the Commitment Period.

Under the terms of the Agreement, EJF has agreed to withdraw its Notice of Nomination, dated March 9, 2017, in which it nominated Mr. Neuhauser and Mr. Stein for election as directors of the Company at the 2017 Annual Meeting. Pursuant to the Agreement, and subject to certain conditions, EJF has also agreed to certain standstill and voting provisions during the Commitment Period. Under the voting provisions of the Agreement, EJF has agreed during the Commitment Period to vote, or cause to be voted, all shares of the Company’s common stock owned by EJF or its controlled or controlling affiliates in favor of the election of the directors nominated by the Board at the 2017 Annual Meeting.

Based on EJF’s amended Schedule 13D filed March 17, 2017, EJF and its affiliates beneficially own an aggregate of approximately 9.9% of the Company’s common stock.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2017, Mr. Thomas P. Gibbons and Ms. Deborah M. Reif each notified the Company of their respective decision to retire from the Board, effective at the end of the current term expiring at the 2017 Annual Meeting, and not to stand for re-election as a member of the Board at the 2017 Annual Meeting.
Mr. Gibbons has served as a director since July 1, 2011 and currently serves as a member of the Board’s Audit Committee and Finance, Compliance & Risk Management Committee. Ms. Reif has served as a director since April 1, 2010 and currently serves as chair of the Board’s Human Capital and Compensation Committee and as a member of the Board’s Finance, Compliance & Risk Management Committee.
Mr. Gibbons’ and Ms. Reif’s decisions were not due to any disagreement with the Company or concern in respect of any matter relating to the Company’s accounting, operations, policies or practices, and were unrelated to the Agreement.

Item 8.01    Other Events.

On April 28, 2017, the Company issued a press release announcing entry into the Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Letter Agreement among PHH Corporation, EJF Capital LLC, EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities GP, LLC dated April 28, 2017.

99.1	PHH Corporation press release dated April 28, 2017.

Important Information for Investors

This current report is not intended to and does not constitute the solicitation of any vote or approval in any jurisdiction. In connection with its agreement with EJF, PHH Corporation will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the agreement, among other matters (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, PHH CORPORATION’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE AGREEMENT OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AGREEMENT. PHH Corporation investors and security holders may obtain a free copy of the Proxy Statement and other documents that PHH Corporation files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investors” section of http://www.phh.com. In addition, the Proxy Statement and these other documents may also be obtained for free from PHH Corporation by contacting Investor Relations: in writing at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, by telephone at 856-917-7405, or by email at investor.relations@phh.com.

Certain Information Concerning Participants in the Proxy Solicitation

PHH Corporation and its directors, executive officers and employees may be deemed participants in connection with the solicitation of proxies from PHH Corporation’s shareholders with respect to its agreement with EJF. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement that will be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William Brown
Name:	William Brown
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: April 28, 2017

 EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement among PHH Corporation, EJF Capital LLC, EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities GP, LLC dated April 28, 2017.

99.1	PHH Corporation press release dated April 28, 2017.

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